                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.

                            MANAGEMENT INCENTIVE PLAN

                                    OVERVIEW



                                                                October 22, 1996

Plan Objectives                                                                1
--------------------------------------------------------------------------------

The American Business Financial Services, Inc. Management Incentive Plan is designed to:

o    Provide a competitive total cash compensation opportunity for managers.

o Focus management attention on the key business goals and objectives of American Business Financial Services, Inc.

o Motivate individual and team actions toward the achievement of those objectives.

o Reward managers based on the relative achievement of those objectives as compared to budget.

o    Create consistent performance goals and rewards for all executives.

Plan Participation                                                             2
--------------------------------------------------------------------------------

The following executives will be eligible to participate in the plan. Target bonus amounts (earned at 100 percent performance) will be determined based on competitive market rates and an assessment of individual potential made by the CEO.


President H.A.C.                               VP Leasing
SVP & General Counsel                          VP Debentures/Investor Relations
Chief Financial Officer                        VP Debentures/Physical Plant
SVP Marketing                                  VP Comptroller
SVP Administration                             VP Management Information Systems
VP Corporate Development

o Employees who are new hires or promoted into an eligible position will be eligible to participate on a prorated basis based on the months eligible as follows:

                      prorate factor = months eligible/12

o Employees who terminate due to death or disability during the plan year will, based on performance, be eligible for a prorated share of the annual award.

o Employees who terminate for any other reason will forfeit any award unless continued participation is specified by employment contract, or unless an award is authorized by the Chairman of the Board.

Performance Measurement                                                        3
--------------------------------------------------------------------------------

o    Three major performance categories for each Participant.


Corporate                 Department                Individual             Total
Net Income Before Taxes   Differentiate by          Based on individual
(NBIT)                    Department Examples:      and company needs
                                                    Examples:

(Same as executive plan)  -- Loan Production
                          -- New Leads Generated    -- Training Courses
                          -- Cost Ratio vs. Budget  -- Special Projects as
                          -- etc.                      Assigned by CEO
                                                    -- Staff Development
30 to 50% weight          30 to 50% weight          10 to 20% weight        100%

o    Annual performance calculation by category.

o Category "weights" determined by impact on the business as assigned by the CEO.

o    Total performance equals sum of category performance.
           = (Corporate + Department + Individual)

o    No awards unless Corporate (NIBT) threshold is reached

Award Attainment                                                               4
--------------------------------------------------------------------------------


Incentive awards will be calculated as soon as practical at the end of the fiscal year and the receipt of audited financial results.

              = (performance x weight x target bonus)

o No awards are paid for performance below 80 percent of the performance goal.

o For 80 percent goal attainment, 50 percent of the target incentive is earned.

o For 100 percent goal attainment, 100 percent of the target incentive is earned.

o Awards for each incentive performance goal will be calculated independently.

o    Final annualized award is the sum of the award components.